Eaton Corporation plc
2021 Annual Report on Form 10-K
Item 15(b)
Exhibit 32.1
Certification

This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2021 (“10-K Report”).
I hereby certify that, based on my knowledge, the Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation plc and its consolidated subsidiaries.

Date:	February 23, 2022	/s/ Craig Arnold
Craig Arnold
Principal Executive Officer